Exhibit 99.3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 5, 2007

--------------

ZULU ENERGY CORP.

(Name of Small Business issuer in its charter)

COLORAD0                           000-52272              20-343739 1

(State or other jurisdiction of            (Commission File No.)    (IRS Employer

incorporation or organization)                                                 Identification No.)

1428 Second Avenue
Suite 2C
New York, NY 10028

 (Address of principal executive offices)

(718) 909-5080

(Registrant’s telephone number)

-------------------------

 Item 5 02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On  March 4, 2007 the Board of Directors of the registrant passed unanimously a resolution appointing two news directors and accepting the resignation of one director.

Appointed as directors:  Pierre Besuchet of Geneva, Switzerland; and

   Abdul Majeed Al-Fahim, Dubai, UAE.

The Board of Directors also accepted the resignation of Peter Hodyno as a director and Secretary of the registrant.

The March 4, 2007 Report on Form 8K is included in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1

Report on Form 8K March 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 2007

Zulu Energy Corp.

/s/ Brant E. Hodyno

     Brant E. Hodyno,   President, Secretary Treasurer, Chief Executive Officer and Principal Accounting Officer.

Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

ZULU ENERGY CORP.

A meeting of the Board of Directors of Zulu Energy Corp. (the “Corporation”), was held on March 4th 2007 in New York, NY at 9:00 AM Eastern Standard Time.

Directors participating in the meeting were:

Brant E. Hodyno and Peter Hodyno

The Board unanimously resolved the following:

RESOLVED:

That  Mr. Pierre Besuchet of Geneva Switzerland and Mr. Abdul Majeed Al-Fahim if Dubai, United Arab Emirates be appointed to the corporation’s board of directors to serve until the next annual meeting of shareholders.

Motion passed.

RESOLVED:

that the resignation of Mr. Peter Hodyno, Director and Secretary be accepted, effective this date.

Motion passed.

Brant Hodyno, the corporation’s President and Treasurer agreed to take over the duties of Secretary

There being no further business, the meeting was adjourned.

s/s Brant E. Hodyno

     Brant E. Hodyno, President, CEO and Secretary